Exhibit 10.10

                         Rule 10b5-1 Stock Purchase Plan

      This Rule 10b5-1 Stock Purchase Plan (this " Purchase Plan"), is entered into on ______, 2007 by and between Citigroup Global Markets Inc. ("Citi" or "Broker"), Alternative Asset Management Acquisition Corp., a Delaware corporation (the "Company"), and _____________ ("Sponsor").

      WHEREAS, Sponsor desires to establish a plan that qualifies for the affirmative defense and safe harbor provided by Rules 10b5-1 ("Rule 10b5-1") and 10b-18 ("Rule 10b-18"), respectively, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to purchase shares of common stock, par value $0.0001 per share (the "Shares"), of the Company, as described in the Company's Registration Statement on Form S-1 relating to the initial public offering of the Company;

      WHEREAS, Sponsor desires to engage Citi as its exclusive agent to purchase Shares on its behalf in accordance with this Purchase Plan and the Program; and

      WHEREAS, Sponsor has established or, prior to effecting transactions under this Purchase Plan will establish, an account (the "Account") with Citi by executing an account agreement and all other necessary ancillary documents with Citi.

      NOW, THEREFORE, Citi, the Company and Sponsor hereby agree as follows:

1. Engagement of Broker

      During the term of this Purchase Plan, Citi shall act as Sponsor's exclusive agent to purchase Shares pursuant to this Purchase Plan. Subject to the terms and conditions set forth herein, Citi hereby accepts such appointment and engagement.

2. Trading Instructions

      (a) Citi is authorized to begin purchasing Shares as agent for Sponsor pursuant to this Purchase Plan on the later of (i) 10 Business Days (as defined below) after the Company files a Current Report on Form 8-K (the "Signing 8-K") with the Securities and Exchange Commission announcing its execution of a definitive agreement for a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with an operating business (the "Business Combination"), and (ii) 60 calendar days after termination of the "restricted period" in connection with the Company's initial public offering under Regulation M (the "Commencement Date"). Citi shall cease purchasing Shares on the Termination Date (as defined below). The period beginning on the Commencement Date and ending on the Termination Date is referred to herein as the "Plan Period". For the avoidance of doubt, Citi shall not begin purchasing Shares as agent for Sponsor until it receives written notification from the


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Company and Sponsor of the Commencement Date in accordance with Section 5(a)
herein.

      (b) In accordance with Citi's customary procedures, Citi will deposit Shares purchased hereunder into the Account against payment to Citi of the purchase price therefor and commissions and other fees in respect thereof.

      (c) Citi will notify Sponsor of all transactions executed under this Purchase Plan pursuant to customary trade confirmations, which shall be provided within 24 hours of each transaction.

      (d) (i) On each day on which the American Stock Exchange (the "Exchange") is open for trading (each, a "Business Day"), Citi shall use commercially reasonable efforts to purchase, as agent and for the account of Sponsor, the lesser of (x) the maximum number of Shares Sponsor could purchase under Rule 10b-18 on such Business Day and (y) the number of Shares to be purchased pursuant to the Share Repurchase Guidelines set forth on Appendix A hereto.

            (ii) Sponsor shall pay to Broker a commission of $_____ per Share so purchased.

      (e) Sponsor agrees that this Purchase Plan constitutes an irrevocable limit order to purchase Shares pursuant to the terms of this Purchase Plan, including the Share Repurchase Guidelines set forth on Appendix A hereto.

      (f) From the date hereof until the Termination Date, Sponsor agrees to provide to Broker, on a quarterly basis, statements confirming that Sponsor has sufficient funds necessary to satisfy its obligations hereunder.

3. Broker's Discretion to Deviate from Trading Instructions

      (a) Subject to the Share Repurchase Guidelines and other terms and conditions set forth in this Purchase Plan, Citi shall have full discretion with respect to the execution of all purchases, and Sponsor acknowledges and agrees that Sponsor does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases of Shares pursuant to this Purchase Plan.

      (b) In the event that, on any Business Day, in the opinion of Citi's counsel, effecting purchases hereunder would result in a violation of applicable law or a breach of any contract to which Citi or its affiliates are a party or by which it or its affiliates are bound or such purchases would result in a violation of applicable law by the Sponsor (collectively, "Restrictions"), Citi may refrain from purchasing Shares or purchase fewer than the otherwise applicable number of Shares to be purchased set forth in the Share Repurchase Guidelines, as determined by Citi, in its discretion with regard to such Restrictions.


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4. Termination Date

      This Purchase Plan shall terminate upon the Termination Date. "Termination Date" means the earliest of:

      (a) the Business Day immediately preceding the record date for the meeting of stockholders at which the Company's initial business combination is to be voted upon by the Company's stockholders;

      (b) the end of the Business Day on which the aggregate purchase price for all Shares purchased under this Purchase Plan equals $10,000,000;

      (c) the date that Citi receives notice that Sponsor has filed a petition for bankruptcy or reorganization, or a petition for bankruptcy has been filed against Sponsor and has not been dismissed within sixty (60) calendar days of its filing;

      (d) the date that Sponsor or any other person publicly announces a tender or exchange offer with respect to the Shares or a merger, acquisition, reorganization, recapitalization or other similar business combination or transaction as a result of the consummation of which the Shares would be exchanged or converted into cash, securities or other property; and

      (e) such time as Citi determines, in its sole discretion, that it is prohibited for any reason from engaging in purchasing activity as Sponsor's agent under this Purchase Plan.

      If Citi determines that any event specified in Paragraphs (b), (c), (d), or (e), of this Section 4 has occurred, Citi shall promptly notify Sponsor that this Purchase Plan has terminated pursuant to the terms of this Section 4 and the date of such termination.

5. Representations, Warranties and Covenants

      (a) From the date hereof until the Termination Date, each of Company and Sponsor agree not to discuss with Citi the Company's business, operations or prospects or any other information likely to be related to the value of the Shares or likely to influence a decision to sell Shares. Notwithstanding the preceding sentence, with the approval of counsel to Citi, Sponsor may communicate with Citi personnel who are not responsible for, and have no ability to influence, the execution of this Purchase Plan. Notwithstanding the first sentence in this paragraph, the Company and Sponsor shall jointly provide Broker with written notification of the Commencement Date not less than five Business Days prior thereto and the 8-K Per Share Amount (as defined in Appendix


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

A) as soon as practicable after the Signing 8-K is filed by the Company with the Securities and Exchange Commission.

      (b) Sponsor represents and warrants to Citi that this Purchase Plan and the transactions contemplated hereby have been duly authorized by Sponsor.

      (c) The Company represents and warrants to Citi that neither it nor any "affiliated purchaser" as defined in Rule 10b-18 has made or will make any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the Commencement Date.

      (d) The Company and Sponsor each represent and warrant to Citi that it is not aware of any material, nonpublic information concerning the Company or its securities ("Material, Nonpublic Information") and is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

      (e) Citi represents and warrants to the Company and Sponsor that it has implemented reasonable policies and procedures, taking into consideration the nature of Citi's business, to ensure that individuals making investment decisions will not violate the laws prohibiting trading on the basis of Material, Nonpublic Information. These policies and procedures include those that restrict any purchase or sale, or the causing of any purchase or sale, of any security as to which Citi has Material, Nonpublic Information, as well as those that prevent such individuals from becoming aware of or being in possession of Material, Nonpublic Information.

      (f) From the date hereof until the Termination Date, Sponsor agrees not to enter into any hedging transaction with respect to any Shares.

      (g) Each of the Company and Sponsor agrees that, during the period from the Commencement Date to the date falling that number of days following the Termination Date equal to the "restricted period" applicable to the Company, it will not engage in any "distribution" with respect to which the Shares are a "covered security" (as such terms are defined in Regulation M) or any other activity that would prohibit repurchase of Shares by Broker.

      (h) Each of the Company and Sponsor represents and warrants that as of the time of execution of this Purchase Plan, other than the Company entering into two (2) other purchase plans with Citi and other stockholders of the Company that are in substantially the same form as this Purchase Plan, neither the Company nor Sponsor has entered into any similar plan or agreement with respect to Shares or any security or interest convertible into or exchangeable for Shares. Other than as set forth above, each of the Company and Sponsor agrees that without the prior written consent of Broker, neither the Company nor Sponsor shall, during the Plan Period, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or


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limited partnership or a depository share), or any security convertible into or exchangeable for Shares.

6. Compliance with the Securities Laws

      (a) It is the intent of the parties that this Purchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B), and the parties agree that this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

      (b) Broker agrees to comply with Rule 10b-18 in effecting purchases of Shares pursuant to this Purchase Plan.

7. Indemnification

      (a) The Company and Sponsor agree to jointly and severally indemnify and hold harmless Citi (and its directors, officers, employees and affiliates) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorney's fees and costs) arising out of or attributable to (i) any material breach by the Company or Sponsor of this Purchase Plan (including the Company's and Sponsor's representations and warranties), and (ii) any violation by the Company or Sponsor of applicable laws or regulations. This indemnification will survive the termination of this Purchase Plan. Neither the Company nor Sponsor will have indemnification obligations hereunder in the case of gross negligence or willful misconduct of Citi or any other indemnified person.

      (b) Notwithstanding any other provision herein, no party hereto will be liable to the other for (i) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages or any kind, including but not limited to lost profits, lost savings, loss of use of facility or equipment, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, and even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or for any delay in performance that results from a cause or circumstance that it beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".

      (c) The Company and Sponsor acknowledge and agree that Citi has not provided the Company or Sponsor with any tax, accounting or legal advice with respect to this Purchase Plan, including whether Sponsor would be entitled to any of the affirmative defenses under Rule 10b5-1.

8. General

      (a) This Purchase Plan (including any Appendices, Annexes or Exhibits) constitutes the entire agreement between the parties hereto with respect to the subject


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matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral.

      (b) This Purchase Plan will be governed by, and construed in accordance with, the laws of the State of New York, without regard to such State's conflict of laws rules.

      (c) This Purchase Plan and each party's rights and obligations hereunder may not be assigned or delegated without the written permission of the other party and shall inure to the benefit of each party's successors and permitted assigns, whether by merger, consolidation or otherwise.

      (d) This Purchase Plan may be executed in two or more counterparts and by facsimile signature.

                            [Signature Page Follows]


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IN WITNESS  WHEREOF,  the  undersigned  have signed this Purchase Plan as of the date first written above.

                                  Citigroup Global Markets Inc.

                                  By:
                                      ----------------------------------
                                  Name:
                                  Title:

                                  Alternative Asset Management Acquisition Corp.

                                  By:
                                      ----------------------------------
                                  Name:
                                  Title:

                                  [Sponsor]

                                  By:
                                      ----------------------------------
                                  Name:
                                  Title:


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

                                   APPENDIX A

                           Share Repurchase Guidelines

--------------------------------------------------------------------------------
    Purchase Price Range                        Number of Shares to be Purchased
--------------------------------------------------------------------------------
Greater than the per share                      0
amount held in the Company's
trust account (less taxes payable)
as reported in the Signing 8-K
(the "8-K Per Share Amount")
--------------------------------------------------------------------------------
Less than or equal to the                       Up to $10.0 million aggregate
8-K Per Share Amount.                           purchase price of Shares
                                                (less the aggregate purchase
                                                price of any Shares previously
                                                purchased under the Purchase
                                                Plan prior to such Business
                                                Day).
--------------------------------------------------------------------------------

All Share amounts and limit prices listed herein shall be increased or decreased to reflect stock splits should they occur.


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